                                                       Exhibit 24



                        POWER OF ATTORNEY

                    APPALACHIAN POWER COMPANY
      Annual Report on Form lO-K for the Fiscal Year Ended
                        December 31, 1993


     The undersigned directors of APPALACHIAN POWER COMPANY, a Virginia corporation (the "Company"), do hereby constitute and appoint E. LINN DRAPER, JR., G. P. MALONEY, A. JOSEPH DOWD and P.
J. DE MARIA, and each of them, their attorneys-in-fact and agents, to execute for them, and in their names, and in any and all of their capacities, the Annual Report of the Company on Form lO-K, pursuant to Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 1993, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have signed these presents this 24th day of February, 1994.


 /s/ P. J. DeMaria                  /s/ Wm. J. Lhota
P. J. DeMaria                      Wm. J. Lhota


 /s/ A. Joseph Dowd                 /s/ G. P. Maloney
A. Joseph Dowd                     G. P. Maloney


 /s/ E. Linn Draper, Jr.            /s/ James J. Markowsky
E. Linn Draper, Jr.                James J. Markowsky


 /s/ Luke M. Feck                   /s/ J. H. Vipperman
Luke M. Feck                       J. H. Vipperman